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                                                                     Exhibit 4.2
                           KINDRED HEALTHCARE, INC.

                          2001 STOCK OPTION PLAN FOR
                            NON-EMPLOYEE DIRECTORS
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ARTICLE 1. PURPOSE

     The purpose of this 2001 Stock Option Plan for Non-Employee Directors is to promote the interests of Kindred Healthcare, Inc., its subsidiaries and stockholders, by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. As used in the Plan, defined terms shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings:

     (a) "Affiliates" shall mean any of the Company's direct or indirect subsidiaries within the meaning of Section 424 of the Code.

     (b)  "Board" shall mean the Board of Directors of the Company.

     (c) "Cause" shall mean, unless otherwise defined in an Option Agreement, a felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director's willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

     (d)  "Change in Control" shall mean any of the following events:

               (i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(i) thereunder) (an "Acquiring
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Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3
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promulgated under the Exchange Act) (a "Beneficial Owner"), directly or
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indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, other than beneficial ownership by the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

               (ii) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more Persons, in any case other than with
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or to an entity 50% or more of which is controlled by, or is under common control with, the Company;

               (iii) during any two-year period, commencing after the effective date of the Plan, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the "Incumbent Directors") cease to constitute a majority thereof for any reason; provided, however, that a
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director who was not an Incumbent Director shall be deemed to be an Incumbent
Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

               (iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (f) "Committee" shall mean the Executive Compensation Committee of the Board of Directors or such other committee as the Board shall designate from time to time.

     (g)  "Company" shall mean Kindred Healthcare, Inc., a Delaware corporation.

     (h) "Disability" shall mean a physical or mental condition that would entitle the Non-Employee Director, if such person was employed by the Company, to benefits under the Company's long-term disability plan. For purposes of this Plan, a Non-Employee Director shall be deemed to have ceased to be a director as a result of a Disability for purposes of this Plan on the date as of which the Non-Employee Director is determined to have the Disability by the Board of Directors.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (j) "Fair Market Value" of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange, NASDAQ, NASDAQ Bulletin Board or any national or regional stock exchange in which the Shares are primarily traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange, NASDAQ, NASDAQ Bulletin Board or a national or

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regional stock exchange, or if the trading does not reflect an accurate value, the Fair Market Value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

     (k) "Non-Employee Director" shall mean a member of the Board who is not an employee of the Company or any Subsidiary.

     (l) "Option" shall mean an option granted to an Optionee pursuant to the Plan.

     (m) "Option Agreement" shall mean a written agreement between the Company and an Optionee evidencing the granting of an Option and containing terms and conditions concerning the exercise of the Option.

     (n) "Optionee" shall mean a Non-Employee Director who has been granted an Option or the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death of the Optionee.

     (o) "Option Spread" shall mean, with respect to an Option, the excess if any, of the Fair Market Value of a Share as of the applicable valuation date (e.g., the date the Option is exercised) over the Exercise Price.

     (p) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     (q) "Plan" shall mean this 2001 Stock Option Plan for Non-Employee Directors, as the same may be amended from time to time.

     (r) "Shares" shall mean the shares of the Company's common stock, par value $.25 per share.

     (s) "Subsidiary" shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities or equity interest is owned directly or indirectly by such company.

     2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

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     The common stock to be offered under the Plan shall be the Shares, which
Shares may be unissued Shares or treasury Shares. Subject to the adjustments provided for in Section 6, the aggregate number of Shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 200,000 Shares. Shares subject to, but not delivered under, an Option terminating or expiring for any reason prior to its exercise in full shall be deemed available for Options to be granted thereafter during the term of the Plan.

ARTICLE 4. TERMS AND CONDITIONS OF OPTIONS

     4.1 Non-Discretionary Grants. On the adoption of this Plan, each Non-Employee Director shall receive a grant of an Option for 10,000 Shares. Upon the appointment or election of a person as a Non-Employee Director for the first time following adoption of the Plan, such Non-Employee Director shall receive a one-time grant of an Option for 10,000 Shares. In addition, on January 1 of each year during the term of the Plan, each Non-Employee Director who is acting as a director on January 1 shall receive a grant of an Option for 3,000 Shares. Each Option granted under this Section 4.1 shall have the following terms and conditions:

          (a) The exercise price of the Option shall be equal to 100% of the Fair Market Value of the Shares on the date the Option is granted.

          (b) The term of the Option shall be ten years from the date of grant unless sooner terminated as provided herein.

          (c) The Option shall be exercisable in four equal annual installments, with the first installment becoming exercisable on the first anniversary of the date of grant of the Option. Notwithstanding the provisions of this Section 4.1, upon a Change in Control, the Optionee shall have the right to exercise the Option in full as to all Shares subject to the Option.

     4.2  Termination of Option.

          (a) If the Optionee ceases to be a director of the Company for any reason other than death, Disability, or removal for Cause, the Option shall terminate three months after the Optionee ceases to be a director of the Company (unless the Optionee dies during such period), or on the Option's expiration date, if earlier, and shall be exercisable during such three-month period only with respect to the number of Shares which the Optionee was entitled to purchase on the day preceding the day on which the Optionee ceased to be a director.

          (b) If the Optionee ceases to be a director of the Company because of removal for Cause, the Option shall terminate on the date of the Optionee's removal.

          (c) In the event of the Optionee's death or Disability while a director of the Company, or the Optionee's death within three months after the Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of (1) 12 months after the date of the Optionee's death or Disability, or (2) the Option's expiration date. The Option shall be exercisable during such period after the Optionee's death or Disability

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with respect to the number of Shares as to which the Option shall have been exercisable on the date preceding the Optionee's death or Disability, as the case may be.

     4.3 Restrictions on Transferability of Options. During the lifetime of the Optionee, each Option shall be exercisable only by the Optionee and are non-transferable and will not be subject in any manner to sale, transfer, alienation, pledge, encumbrance or charge. Upon the death of the Optionee, such Optionee's Options shall be transferable to his beneficiaries or his estate ("Permitted Transferee"). Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan (excluding Section 4.2) the term "Optionee" shall be deemed to refer to the Permitted Transferee. Notwithstanding the above, the provisions of Section 4.2 concerning the termination of an Option shall continue to be applied with respect to the original Optionee. Any transferred Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Option Agreement or this Plan.

     4.4 Option Agreement. Each Option shall be evidenced by an Option Agreement which shall set forth the number of Shares for which the Option was granted, the provisions set forth in this Article 4 relating to the Option and such other terms and conditions consistent with the Plan.

     4.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Non-Employee Director. Except as provided in Section 4.1(c), however, in no event may any Option become exercisable within six months of the date of grant in the case of any Non-Employee Director subject to Section 16(b) of the Exchange Act. Subject to the foregoing sentence, the Committee may accelerate the exercisability of any Option. Options shall be exercised, in whole or in part, by delivery to the Company's principal office of a written notice of exercise, to the attention of Corporate Secretary, no less than three (3) business days in advance of the effective date of the proposed exercise (the "Exercise Date"), setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes. Applicable withholding taxes shall be calculated based on the Option Spread for each Share specified in the notice of exercise as of the Exercise Date.

     4.6 Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option, or portion thereof, is exercised shall be paid to the Company in full at the time of exercise either (a) in cash or other cash equivalent acceptable to the Company, (b) by tendering Shares, if permitted by the Committee, having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price (provided, however, that in the case of a Non-Employee Director subject to Section 16(b) of the Exchange Act, such Shares have been held by the Non-Employee Director for at least six months prior to their tender) or (c) a combination of (a) and (b) or any other reasonable consideration that the Committee may deem appropriate.

ARTICLE 5. ADMINISTRATION

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     5.1  The Committee. The Plan is designed to operate automatically and not require any significant administration. To the extent administration is required, the Plan shall be administered by the Committee. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of the majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. No discretion concerning decisions under the Plan shall be afforded to a person who is not a "disinterested person." To the extent required by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority hereunder.

     5.2 Section 16 Compliance. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

ARTICLE 6. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION

     Notwithstanding the limitations set forth in Article 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Company affecting the Shares, the Committee shall in its absolute discretion, subject to any required action by the shareholders of the Company, make an appropriate and equitable adjustment in the maximum number of Shares available under the Plan or to any one individual and in the number, class and Exercise Price of Shares subject to Options granted under the Plan to prevent dilution or enlargement of the rights of Non-Employee Directors under the Plan and outstanding Options; and further provided, that the number of Shares subject to any Option shall always be a whole number.

ARTICLE 7. AMENDMENTS AND DISCONTINUANCE

     7.1 In General. Except as provided in Section 7.2, the Board may discontinue, amend, modify or terminate the Plan at any time.

     7.2 Section 16(b) Compliance. To the extent required to meet the conditions for exemption from Section 16(b) of the Exchange Act or the requirements of any national securities exchange or system on which the Shares are then listed or reported or a regulatory body having jurisdiction with respect thereto, without the approval of the stockholders of the Company, no amendment, modification or termination may:

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          (a)  materially increase the benefits accruing to Non-Employee
Directors under the Plan;

          (b) increase the total number of Shares which may be issued under the Plan, except as provided in Article 6; or

          (c) materially modify the eligibility requirements to receive an Option under the Plan.

     7.3 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option without the written consent of the Optionee holding such Option. Notwithstanding the foregoing, however, the Company may terminate any outstanding Option(s), in which case the Company, in full consideration for such termination, shall pay with respect to any Option, or portion thereof, so terminated, an amount equal to the Black-Scholes value of such Option, or portion thereof, determined based on the assumptions used for purposes of the Company's then most recent proxy statement or, if not so used based on assumptions determined by the Committee. Such payment shall be made as soon as practicable after the payment amounts are determined.

ARTICLE 8. EFFECTIVE DATE AND TERMINATION OF THE PLAN

     8.1 Effective Date. The Plan shall become effective upon adoption by the Board.

     8.2  Termination Date. The Plan shall terminate on the earliest to occur of
(1) the date when all of the Shares available under the Plan shall have been acquired through the exercise of Options granted under the Plan; (2) 10 years after the date of adoption of the Plan by the Board; or (3) such earlier date as the Board may determine.

ARTICLE 9. NO RIGHT TO RE-ELECTION

     Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon a Non-Employee Director any right to continue as a director of the Company, to be renominated by the Board or re-elected by the stockholders of the Company.

ARTICLE 10. INDEMNIFICATION; DECISIONS BINDING

          10.1 No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

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     10.2  Determinations of the Committee.  Any grant, determination, prescription or other act of the Committee made in good faith shall be final and conclusively binding upon all persons.

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ARTICLE 11. GOVERNING LAW

     The provisions of the Plan and all agreements under the Plan shall be construed, administered and enforced according to the laws of the State of Delaware without regard to its conflict of laws rules.

     IN WITNESS WHEREOF, this 2001 Stock Option Plan for Non-Employee Directors has been executed by the Company as of the 21/st/ day of May, 2001, being the date the Plan was adopted by the Board.


                                        KINDRED HEALTHCARE, INC.


                                        By: /s/ Edward L. Kuntz
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                                            Edward L. Kuntz, Chairman, Chief
                                             Executive Officer and President

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